Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Reports Record Second quarter 2009 Revenues of $100 million and Adjusted EPS of $0.14

Second Quarter Highlights
•	Net sales increased 15.3% to $100 million from $86 million
•	Specialty HIV net sales increased 9.4% to $75 million
•	Specialty Infusion net sales increased 38.0% to $25 million
•	Adjusted EBITDA grew 25.7% to $9.2 million, or 9.3% of sales
•	Adjusted diluted earnings per share increased to $0.14 from $0.11

MELVILLE, NY – August 6, 2009 – Allion Healthcare (NASDAQ: ALLI) today announced second quarter net income of $3.2 million, or $0.11 per share.  Second quarter results include expenses totaling $954,000, or $0.03 per share,  related to the Company’s adoption of  EITF 07-05, which requires the Company to “mark to market” its outstanding stock warrants, and stock-based compensation expense from the issuance of phantom stock units.  Second quarter results also include the full effect of the 2,624,990 shares issued as a result of the Biomed earn out.

Summary of Results

Consolidated net sales increased 15.3% to $99.7 million for the quarter ended June 30, 2009 when compared to the second quarter of 2008.  Sales from the Company’s Specialty HIV segment grew 9.4% to $75.2 million based on an increase in the number of patients served, which resulted in a 6.8% increase in prescription volume.  Net sales in the Company’s Specialty Infusion segment were up 38.0% over the second quarter of 2008 to $24.5 million.  The increase in Specialty Infusion revenues is primarily due to volume growth in both the Company’s Blood Clotting Factor and IVIG therapy products, principally as a result of the addition of new patients.

Excluding the impact of charges related to the new mark to market accounting of the Company’s outstanding warrants and stock-based compensation expense from the issuance of phantom stock units, consolidated Adjusted EBITDA increased 25.7% to $9.2 million, or 9.3% of revenues, for the quarter ended June 30, 3009 when compared to the second quarter of 2008, as the Company’s lower legal expenses and increased operating efficiencies in the second quarter of 2009 were offset by the decline in Gross profit and increased bad debt expense.  An explanation and reconciliation of Net income under GAAP to EBITDA and Adjusted EBITDA is provided below.

The Company incurred other expenses of $577,000 during the second quarter of 2009, related to a change in fair value of warrants as a result of the Company’s adoption of EITF 07-05 on January 1, 2009.   Approximately 80% of the $577,000 charge relates to one series of warrants that expire in January 2010.

The Company’s effective tax rate for the second quarter of 2009 was 47% and reflects an increase from 39% reported for the same period in 2008.  The higher tax rate is attributable to an increase in non-deductible expenses related to the new mark to market accounting of the Company’s outstanding warrants and stock-based compensation expense.  Excluding the impact of the warrant and the stock-based compensation expense, the adjusted effective tax rate was 42%.  An explanation and reconciliation of the effective tax rate to the adjusted effective tax rate is provided below.

Net income for the second quarter of 2009 increased to $3.2 million, compared to $2.9 million for the same period in 2008. Adjusted diluted earnings per share for the second quarter of 2009 increased to $0.14 from $0.11 for the second quarter of 2008.  An explanation and reconciliation of Diluted earnings per share under GAAP to Adjusted diluted earnings per share is provided below.

“Despite economic and state budgetary pressures, we have continued our strong organic growth performance and improved our operating margins” said Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare. “We recently announced our partnership with Being Alive, the San Diego-based Aids Service Organization serving 6,000 clients in San Diego County.  Together with our collaborations with Under One Roof in San Francisco and Lifelong in Seattle, Washington, we now have the opportunity to provide vital support and services to almost 20,000 additional west coast clients.”

Fully diluted shares outstanding for the three-month period ended June 30, 2009 includes 2,624,990 shares related to the component of the Biomed earn out payment settled in stock.  Based on the Specialty Infusion operating results through April 30, 2009, the Company finalized the earn out payment to the former Biomed stockholders, with total consideration valued at $44.4 million, including $7.5 million in cash, $22.3 million in subordinated promissory notes and $14.6 million in common stock.

Guidance

The Company maintains its Net Sales and Adjusted Earnings per Diluted Share guidance for the full year 2009. Guidance of Adjusted Earnings Per Diluted Share includes the effect of the additional shares issued as a result of the Biomed earn out, but does not include charges related to the Company’s stock-based compensation expense related to the issuance of phantom stock units and the future impact of charges related to the Company’s adoption of the provisions of EITF 07-05, which requires the Company to now “mark to market” its outstanding stock warrants.

Twelve Months Ending December 31, 2009 Guidance
Net Sales (millions)	$400 - $415
Adjusted Earnings Per Diluted Share	$0.50 - $0.52

Operating Data

Specialty HIV

(In thousands, except patient months and prescription data)

Three Months Ended June 30,
	2009			2008
Distribution Region	Net Sales	Prescriptions	Patient Months	Net Sales	Prescriptions	Patient Months
California	$48,694	188,777	37,357	$46,026	179,008	36,810
New York	23,547	79,489	11,715	21,071	75,505	11,141
Washington	2,386	9,461	1,738	1,132	5,331	979
Florida	547	2,227	323	464	2,180	302
Total	$75,174	279,954	51,133	$68,693	262,024	49,232

(1)  “Patient months” represents a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month of a three month period, a count of three would be included in patient months irrespective of the number of medications filled in each month.

Conference Call Information

The conference call to discuss the results will be held at 5:00 p.m. ET on Thursday, August 6, 2009. To access the call, please dial (888) 279–0822. International participants may dial (706) 902-0355.  The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com.  To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software.

An audio replay of the conference call will be available from 6:00 p.m. ET on Thursday, August 6, 2009, through 11:59 p.m. ET on Thursday, August 20, 2009 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 from abroad and entering confirmation code 22072043. The audio webcast will also be available on the company's website, www.allionhealthcare.com, for one year.

Questions during the live call will be taken from investment professionals only.

About Allion Healthcare

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, as well as specialized biopharmaceutical medications and services to chronically ill patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion Healthcare provides services for the intravenous immunoglobulin, Blood Clotting Factor and other therapies through its Specialty Infusion division. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors to improve clinical outcomes and reduce treatment costs.

Safe Harbor Statement

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and growth.  Words such as "continue," "will," "believe," “estimate,” and similar expressions identify forward-looking statements. Such forward-looking statements represent Allion Healthcare’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, competitive pressures, demand for the Company’s products and services and its ability to effectively market its services, declining general economic conditions and restrictions in the credit market, changes in third party reimbursement rates or the Company’s qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, the Company’s ability to manage growth successfully,  maintenance of licensing and regulatory approvals, successful identification of strategic alliances and satellite facilities, and other risks set forth in Item 1A. Risk Factors in Allion Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, Allion Healthcare undertakes no obligation to update any forward-looking statement contained herein, whether as a result of new information, future events, or otherwise.

Company Contact:	Investor Contact:
Allion Healthcare, Inc.	The Cockrell Group
Russ Fichera, Chief Financial Officer	Rich Cockrell
(631) 547-6520	(404) 942-3369
rich.cockrell@thecockrellgroup.com
www.thecockrellgroup.com

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	At June 30, 2009 (Unaudited)	At December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$14,739	$18,385
Short term investments	259	259
Accounts receivable (net of allowance for doubtful accounts of $3,135 in 2009 and $2,248 in 2008)	49,428	44,706
Inventories	13,118	12,897
Prepaid expenses and other current assets	1,074	655
Deferred tax asset	1,528	1,305
Total current assets	80,146	78,207

Property and equipment, net	1,775	1,647
Goodwill	178,713	134,298
Intangible assets, net	51,043	53,655
Marketable securities, non-current	2,125	2,155
Other assets	966	1,027
Total assets	$314,768	$270,989

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,660	$24,617
Accrued expenses	3,012	2,822
Income taxes payable	—	1,648
Current maturities of long term debt	1,872	1,698
Total current liabilities	28,544	30,785

Long term liabilities:
Long-term debt	31,181	32,204
Revolving credit facility	20,000	17,821
Notes payable - affiliates	25,936	3,644
Deferred tax liability	16,675	17,085
Other	2,599	41
Total liabilities	124,935	101,580

Commitments and Contingencies

Stockholders’ Equity:
Convertible preferred stock, $.001 par value, shares authorized 20,000; issued and outstanding -0- in 2009 and 2008	—	—
Common stock, $.001 par value, shares authorized 80,000; issued and outstanding 28,669 in 2009 and 25,946 in 2008	29	26
Additional paid-in capital	182,307	168,386
Accumulated earnings	7,544	1,033
Accumulated other comprehensive loss	(47)	(36)
Total stockholders’ equity	189,833	169,409
Total liabilities and stockholders’ equity	$314,768	$270,989

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (1)	2009	2008 (1)

Net sales	$99,658	$86,430	$196,242	$151,687
Cost of goods sold	81,009	69,344	159,351	124,948
Gross profit	18,649	17,086	36,891	26,739

Operating expenses:
Selling, general and administrative expenses	9,805	9,752	19,476	16,811
Depreciation and amortization	1,502	1,710	2,991	2,585
Litigation settlement	—	—	—	3,950
Operating income	7,342	5,624	14,424	3,393

Interest expense (income), net	725	836	1,425	621
Other expense – Change in fair value of warrants	577	—	784	—
Income before taxes	6,040	4,788	12,215	2,772

Provision for taxes	2,858	1,875	5,514	1,129
Net income	$3,182	$2,913	$6,701	$1,643

Basic earnings per common share	$0.11	$0.15	$0.25	$0.09

Diluted earnings per common share	$0.11	$0.11	$0.23	$0.08

Basic weighted average of common shares outstanding	27,832	19,899	26,928	18,052
Diluted weighted average of common shares outstanding	29,089	26,333	29,050	21,664

(1)  The Company has adjusted its basic and diluted weighted average shares for the three and six month periods ended June 30, 2008 and its basic and diluted earnings per common share for the six months ended June 30, 2008.  The effect of this adjustment is not material, either quantitatively or qualitatively, to the Company’s 2008 consolidated financial statements taken as a whole.

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)	Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2009	2008
Net Income	$6,701	$1,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,991	2,585
Deferred rent	7	(14)
Amortization of deferred financing costs	93	45
Amortization of debt discount on acquisition notes	26	13
Change in fair value of warrants	784	—
Change in fair value of interest rate cap contract	(8)	5
Provision for doubtful accounts	1,445	550
Non-cash stock compensation expense	702	94
Deferred income taxes	(554)	(22)
Changes in operating assets and liabilities:
Accounts receivable	(6,167)	(1,000)
Inventories	(221)	(2,619)
Prepaid expenses and other assets	(407)	165
Accounts payable, accrued expenses and income taxes payable	(2,413)	(887)
Net cash provided by operating activities	2,979	558

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(507)	(226)
Purchases of short term investments	—	(300)
Sales of short term investments and non-current marketable securities	19	7,398
Payment for investment in Biomed, net of cash acquired	(7,502)	(50,143)
Net cash used in investing activities	(7,990)	(43,271)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from exercise of employee stock options	9	—
Proceeds from CIT revolver note	2,179	12,821
Net proceeds from CIT term loan	—	34,738
Payment for CIT interest rate cap contract	—	(112)
Payment for deferred financing costs	(35)	(907)
Payment for Biomed loans assumed	—	(14,925)
Tax benefit from exercise of employee stock options	89	960
Repayment of CIT term loan and capital leases	(877)	(24)
Net cash provided by financing activities	1,365	32,551

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,646)	(10,162)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	18,385	19,557
CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,739	$9,395

SUPPLEMENTAL DISCLOSURE
Income taxes paid	7,948	297
Interest paid	1,070	121

Allion Healthcare, Inc.
Selected Operating Segment Information (Unaudited)

(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net Sales:
Specialty HIV	$75,174	$68,693	$146,193	$133,950
Specialty Infusion	24,484	17,737	50,049	17,737
Total Net Sales	$99,658	$86,430	$196,242	$151,687

Operating Income:
Specialty HIV (1)	$2,757	$2,337	$4,814	$106
Specialty Infusion	4,585	3,287	9,610	3,287
Total Operating Income	$7,342	$5,624	$14,424	$3,393

Depreciation & Amortization Expense:
Specialty HIV	$703	$823	$1,401	$1,698
Specialty Infusion	799	887	1,590	887
Total Depreciation & Amortization Expense	$1,502	$1,710	$2,991	$2,585

________________
(1)	Includes a $3,950 charge related to the Company’s litigation settlement with Oris Medical Systems, Inc. for the six months ended June 30, 2008.

Allion Healthcare, Inc.
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate

($ in thousands)	Income Before	Provision for	Effective
	Taxes	Income Taxes	Tax Rate

As reported	$ 6,040	$ 2,858	47%

Change in fair value of warrants	577	—

Phantom stock units	377	46

As adjusted	$ 6,994	$ 2,904	42%

The adjusted Effective Tax Rate excludes the effect of the change in fair value of warrants and stock-based compensation expense from the issuance of phantom stock units to provide investors with supplemental information to assess the effective tax rate without regard to these items.

Allion Healthcare, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (UNAUDITED)

(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net income	$3,182	$2,913	$6,701	$1,643
Income tax provision	2,858	1,875	5,514	1,129
Interest expense (income)	725	836	1,425	621
Depreciation and amortization	1,502	1,710	2,991	2,585
EBITDA	$8,267	$7,334	$16,631	$5,978

Change in fair value of warrants	577	—	784	—
Phantom stock units	377	—	545	—
Oris litigation settlement	—	—	—	3,950
Adjusted EBITDA	$9,221	$7,334	$17,960	$9,928

EBITDA refers to net income before interest, income tax expense, and depreciation and amortization.  Allion considers EBITDA to be a good indication of the Company's ability to generate cash flow in order to liquidate liabilities and reinvest in the Company.  Adjusted EBITDA excludes the change in fair value of warrants, stock-based compensation expense from phantom stock units and the litigation settlement related to the Company’s litigation with Oris Medical Systems, Inc., to reflect comparable year over year EBITDA performance and provide investors with supplemental information to assess operating performance without regard to these items. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance.

Allion Healthcare, Inc.
Reconciliation of Diluted EPS and Adjusted Diluted EPS (UNAUDITED)

(in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (1)	2009	2008 (1)

Diluted earnings per common share	$0.11	$0.11	$0.23	$0.08

Net income	$3,182	$2,913	$6,701	$1,643
Adjustments (net of tax):
Change in fair value of warrants	577	—	784	—
Phantom stock units	331	—	479	—
Oris litigation settlement	—	—	—	2,327

Adjusted net income	$4,090	$2,913	$7,964	$3,970

Adjusted diluted earnings per common share	$0.14	$0.11	$0.27	$0.18
Diluted weighted average of common shares outstanding	29,089	26,333	29,050	21,664

Adjusted Diluted EPS excludes the change in fair value of warrants, stock-based compensation expense from the issuance of phantom stock units (net of tax) and the litigation settlement with Oris Medical Systems, Inc. (net of tax) to reflect comparable year over year Diluted EPS and to provide investors with supplemental information to assess Diluted EPS performance without regard to these items.

(1)  The Company has adjusted its basic and diluted weighted average shares for the three and six month periods ended June 30, 2008 and its basic earnings per common share for the six months ended June 30, 2008.  The adjustments were made to correct an error in the calculation of weighted average shares outstanding and its related impact on basic earnings per share for the six months ended June 30, 2008.  The effect of this adjustment is not material, either quantitatively or qualitatively, to the Company’s 2008 consolidated financial statements.